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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders of Capstone Turbine Corporation:

We consent to the use in this Registration Statement of Capstone Turbine Corporation, on Form S-1 of our report dated March 20, 2000, appearing in the Prospectus, which is part of this Registration Statement and our report dated March 20, 2000, relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Experts" and "Selected Historical Financial Data" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
March 21, 2000